UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

AUGUSTA GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54653	41-2252162
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (866) 441-0690

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2023, Augusta Gold Corp. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Eight Capital, as lead underwriter and sole bookrunner, National Bank Financial and TD Securities Inc. (collectively, the “Underwriters”) pursuant to which the Company has agreed to issue and sell to the Underwriters, 5,847,954 units of the Company (the “Units”) on a “bought deal” underwritten basis, at a public offering price of Cdn$1.71 per Unit (the “Offering Price”) for aggregate gross proceeds to the Company of Cdn.$ 10,000,001.34 (the “Offering”). Each Unit is comprised of one share of common stock in the capital of the Company, par value US$0.0001, (“Common Stock” or “Shares”) and one-half of one common stock purchase warrant (each whole common stock purchase warrant, a “Warrant”). Each Warrant shall entitle the holder thereof to purchase one additional share of Common Stock (each, a “Warrant Share”) for a period of 36 months following the closing of the Offering at an exercise price of Cdn.$2.30. The description of the Warrants herein is a summary only and is subject to the specific attributes and detailed provisions of the Warrants to be set forth in the warrant indenture between the Corporation and Endeavor Trust Corporation.

Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option (“Over-Allotment Option”) from the closing of the Offering to purchase up to 877,193 additional Units (“Additional Units”) at the Offering Price for additional gross proceeds of up to Cdn.$1,500,000.03, upon the terms and conditions set forth in the Underwriting Agreement for the purpose of covering over-allotments made in connection with the Offering and for market stabilization purposes. In addition, the Company has agreed to (i) pay to the Underwriters a cash commission, at the time of closing of the offering, equal to 5.0% of the aggregate gross proceeds received from the sale of the Units and, if applicable, the Additional Units; and (ii) issue to the Underwriters a number of common stock purchase warrants (the “Compensation Warrants”) equal to 5.0% of the number of Units sold pursuant to the Offering (including, if applicable, Additional Units sold pursuant to the exercise of the Over-Allotment Option). Each Compensation Warrant is exercisable into one share of common stock (each, a “Compensation Warrant Share”) for a period of 12 months following the closing of the Offering at a price of Cdn.$1.71 per Compensation Warrant Share. The Offering is expected to close on January 18, 2023, subject to customary closing conditions as described in the Underwriting Agreement.

The net proceeds to the Company from the underwritten public Offering, after deducting the Underwriters’ expenses, the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Offering or the Compensation Warrants, are expected to be approximately Cdn.$8,778,837.27, assuming Over-Allotment Option is not exercised.

The Shares, Warrants, Warrant Shares, Compensation Warrants and Compensation Warrant Shares will be issued pursuant to a prospectus supplement dated January 11, 2023, which was filed with the Securities and Exchange Commission (the “SEC”) in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-266055), which became effective on August 18, 2022, and the base prospectus dated August 18, 2022 contained in such registration statement.

The Underwriting Agreement contains customary representations, warrants and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions, as well as a form of lock-up agreement that will be signed by certain of the Company’s directors and officers, filed herewith as Exhibit “B” to Exhibit 1.1 to this Current Report on Form 8-K. The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated January 11, 2023, among Augusta Gold Corp. and Eight Capital, as lead underwriter and sole book runner, and National Bank Financial and TD Securities Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2023	AUGUSTA GOLD CORP.

	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title	VP Legal